Exhibit 10.2

AMENDMENT No. 2 TO ASSET PURCHASE AGREEMENT
THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 15, 2016, by and among Compactor Rentals of America, LLC, a Delaware limited liability company (“Purchaser”), INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“Parent”), and WESSCO, LLC, a Delaware limited liability company (“WESSCO”, and together with Parent, each a “Seller” and together the “Sellers”).
RECITALS
WHEREAS, Purchaser, Parent, and WESSCO previously entered into that certain Asset Purchase Agreement dated as of December 4, 2015 (the “Agreement”), for the purchase and sale of all of the assets of each of the Sellers with respect to the business of commercial, retail and industrial waste and recycling management services, and commercial and industrial waste and recycling handling equipment sales, rental and maintenance, on the terms and conditions set forth in the Agreement, and for other matters described therein; and
WHEREAS, Purchaser, Parent and WESSCO extended the Working Capital Objection Period pursuant to an Amendment to Asset Purchase Agreement dated April 1, 2016; and
WHEREAS, Purchaser, Parent, and WESSCO have reached agreement with respect to working capital and other matters relevant to the Agreement and wish to amend and modify the Agreement to memorialize such understandings, all subject to and upon the terms and conditions set forth in this Amendment; and
WHEREAS, unless otherwise defined herein, all capitalized terms shall have the same meaning as set forth in the Agreement.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, including the mutual agreement of the parties set forth in this Amendment No. 2, the receipt, adequacy and sufficiency of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Incorporation of Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.
2.Working Capital Adjustment. The parties agree that, for purposes of Section 2.5 of the Agreement, the Working Capital Adjustment shall be equal to the Working Capital Holdback and as a result, the Working Capital Holdback is released to Buyer and Buyer shall retain the Working Capital Holdback, and there shall be no further payment required by either party with respect to Section 2.5 of the Agreement.

3.    Special Indemnity for Equipment Contracts. The parties agree that there shall be no indemnification claims made by Purchaser under Section 7.2(d) of the Agreement (the express Equipment Contract Indemnity obligation) and Sellers shall have no indemnification obligation under the Agreement to Purchaser with respect to Equipment Contracts.
4.    Representation and Warranty by Buyer. As consideration for Sellers' agreement to this Amendment No. 2, Buyer represents and warrants that as of the date of this Amendment , John Powers (Vice President) and Brian Gibson (General Manager) on behalf of Buyer, have no actual knowledge of any facts that would reasonably form the basis for making an indemnification claim against Sellers under the Agreement, other than as set forth in paragraph 5 below.
5.    Agreements Regarding Sellers' Indemnification Obligation under the Agreement.
Buyer hereby waives and releases any right to make an indemnification claim under the Agreement arising out of or relating to the following facts, circumstances or matters:
(a)the C+S Recycle contract; the failure to disclose that the C+S Recycle Contract was a terminated contract;
(b)the Embassy Suites contract; the failure to disclose that the Embassy Suites contract was expired; the fact that the Embassy Suites contract was shown in due diligence and the schedules to the Agreement as being an unexpired contract;
(c)the HCR Manor Care contract; the fact that HCR Manor Care was overbilled based on the terms of such contract; liability arising out of the overbilling of HCR Manor Care;
(d)the obligation to pay Steve Inman commissions (assumed by Buyer);
(e)the J-Mec contract; the fact that J-Mec was overbilled based on the terms of such contract; liability arising out of the overbilling of J-Mec; and
(f)any other facts or circumstances of which Buyer has knowledge as of the date of this Amendment No. 2 which could be the basis for an indemnification claim by Buyer under the Agreement, including without limitation, any facts or circumstances discussed by representatives of Seller and Buyer during the course of negotiation of the understandings memorialized in this Amendment No. 2.
6.    Transition Services Agreement. The term of the Transition Services Agreement is extended to March 31, 2017 and Buyer shall not be obligated to pay any additional monthly Transition Services Fee during such extended term; provided, however, Buyer will pay the balance due to Sellers under the agreement as of March 31, 2016 (which the parties estimate to be under $5,000 but requires verification and mutual agreement and shall be payable by Buyer on or before by April 30, 2016).

7.Counterparts. This Amendment may be executed in any number of counterparts (including by means of facsimile signature pages or signature pages delivered by electronic transmission in portable document format (pdf)), all of which taken together shall constitute one and the same instrument. The signature of a party transmitted by facsimile or email shall be deemed to be its original signature for all purposes. This Amendment, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
8.Authority. Each Person who executes and delivers this Amendment on behalf of any of the parties hereto represents and warrants that such Person has the full right, power and authority to execute and deliver this Amendment on behalf such party, and each of the parties hereto represents and warrants that it has the full right, power and authority to enter into and be bound by the terms and conditions of this Amendment.
9.Conflicts. This Amendment constitutes an integral part of the Agreement. In the event of conflicts or inconsistencies between the provisions of the Agreement and the provisions of this Amendment, this Amendment shall control.
10.Full Force and Effect. Except as otherwise modified hereby, the Agreement and the Transition Services Agreement referred to in Section 6 above shall remain in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, this Amendment No. 2 to Asset Purchase Agreement has been duly authorized, executed and delivered by the parties hereto as of the date first set forth above.

PURCHASER

COMPACTOR RENTALS OF AMERICA, LLC

By:    /s/ John W. Powers
Name: John W. Powers
Title:     Vice President

SELLERS

INDUSTRIAL SERVICES OF AMERICA, INC.

By:    /s/ Todd L. Phillips
Name: Todd L. Phillips
Title:     Chief Financial Officer

WESSCO, LLC, a dissolved Delaware limited liability company.

By:    Industrial Services of America, Inc., Manager
By:    /s/ Todd L. Phillips
Name:     Todd L. Phillips
Title:     Chief Financial Officer